UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018

Syntel, Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	000- 22903	38- 2312018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300

Troy, Michigan 48083

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (248) 619-2800

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on October 9, 2018, Syntel, Inc. (the “Company”) repaid in full all outstanding amounts under its Credit Agreement (“Senior Credit Facility”), dated as of September 12, 2016, as amended as of October 26, 2016, July 18, 2017 and June 7, 2018, by and among the Company, Bank of America, N.A, as administrative agent, L/C issuer and swingline lender, the other lenders party thereto, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner, and terminated the Senior Credit Facility and all commitments by the lenders to extend further credit thereunder.

The Senior Credit Facility is more fully described in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2016, July 20, 2017 and June 12, 2018 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC, which descriptions are incorporated herein by reference. The descriptions of the Senior Credit Facility incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Senior Credit Facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 9, 2018, Atos S.E., a société européenne (European company) organized under the laws of France (“Parent”), completed its previously announced acquisition of the Company pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 20, 2018, by and among the Company, Parent and Green Merger Sub Inc., a Michigan corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Parent acquired the Company on October 9, 2018 by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger and as an indirect wholly-owned subsidiary of Parent.

As a result of the Merger, each share of common stock, no par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Company Common Stock owned by the Company, Merger Sub, Parent, or any of their respective direct or indirect wholly-owned subsidiaries, in each case not held on behalf of third parties) was converted into the right to receive $41.00 per share in cash, without interest (the “Merger Consideration”) and subject to any required withholding of taxes.

Upon consummation of the Merger, each restricted stock unit of the Company (“Company RSU”) that was granted on or prior to July 20, 2018 and outstanding as of the Effective Time vested in full and, by virtue of the Merger and without any action on the part of the holder thereof, was cancelled as of the Effective Time and entitled the holder thereof to receive an amount in cash, without interest, equal to the amount of any accumulated and unpaid dividends plus the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time by (ii) the Merger Consideration, subject to any required withholding of taxes.

Each Company RSU granted after July 20, 2018 and outstanding as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, was converted into a restricted stock unit denominated in shares of Parent common stock (a “New RSU”) equal to the product (rounded to the nearest whole number) of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (ii) the quotient obtained by dividing (A) the average closing price per share of Company Common Stock on NASDAQ during the twenty (20) consecutive trading days ending on July 20, 2018 by (B) the average closing price per share of Parent common stock on the Euronext Paris market during the twenty (20) consecutive trading days ending on July 20, 2018, and such New RSU will continue to vest in accordance with the original vesting schedule of such Company RSU, and with the terms and conditions of such award.

The aggregate value of the consideration paid to former holders of Company Common Stock and Company equity awards described above in connection with the Merger was approximately $3.431 billion.

The foregoing description of the effects of the Merger Agreement and the Merger, and the transactions contemplated thereby, is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2018, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the NASDAQ Global Select Market (the “NASDAQ”) suspend trading of the Company Common Stock after the market closed on October 9, 2018, remove the Company Common Stock from listing and file a Form 25 with the SEC to delist the Company Common Stock from the NASDAQ and deregister the Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that, in accordance with the Company’s request, the NASDAQ will file a Form 25 on October 9, 2018 to provide notification of such delisting and to effect the deregistration of the Company Common Stock. The Company intends to file a Form 15 with the SEC to terminate the registration of the Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became a wholly-owned indirect subsidiary of Parent. The disclosure set forth in Items 2.01, 3.03, and 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the members of the board of directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time and Jayesh Maroo became the sole director of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, and as of the Effective Time, (i) the Amended Articles of Incorporation of the Company that were in effect immediately before the Effective Time were amended and restated in their entirety to be as set forth in the form attached hereto as Exhibit 3.1 and (ii) the Bylaws of the Company that were in effect immediately before the Effective Time were amended and restated in their entirety to be in the form attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 20, 2018, by and among Syntel, Inc., Atos S.E. and Green Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 20, 2018).

3.1	Restated Articles of Incorporation of Syntel, Inc.

3.2	Amended and Restated Bylaws of Syntel, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEL, INC.
Date: October 9, 2018
	By:	/s/ Daniel Moore
Daniel Moore
Senior Vice President, General Counsel and Secretary